SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 29, 2003

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5.    Other Events

Series B Exchange

On July 29, 2003, Dynegy announced that it executed an Exchange Agreement (the “Series B Exchange Agreement”) with Chevron U.S.A. Inc. (“Chevron”), a subsidiary of ChevronTexaco Corporation, pursuant to which Chevron will exchange all of the outstanding shares of Series B Mandatorily Convertible Redeemable Preferred Stock it currently holds, and any present or future claims relating to such preferred stock, for the following: i) a cash payment equal to $225 million, ii) $225 million principal amount of newly issued Dynegy Junior Unsecured Subordinated Notes due 2016 and iii) 8 million shares of Dynegy Series C Convertible Preferred Stock (liquidation preference $50 per share). The Series B exchange transaction is subject to various terms and conditions set forth in the Series B Exchange Agreement.

A copy of the press release announcing the execution of the Series B Exchange Agreement is attached hereto as Exhibit 99.1.

Pricing of Convertible Subordinated Debentures

On August 1, 2003, Dynegy announced that it priced $175 million of Convertible Subordinated Debentures pursuant to a previously announced private placement offering (the “Debentures Offering”). The 4.75% Convertible Subordinated Debentures mature in August 2023 and will be convertible at the option of the holder into Dynegy Class A common stock at a conversion price of $4.1210 per share, subject to adjustment in certain circumstances. Dynegy has also granted the initial purchasers of the Convertible Subordinated Debentures a 30-day option to purchase up to an additional $50 million of Convertible Subordinated Debentures. The transaction is expected to close on or about August 11, 2003.

A copy of the press release announcing the pricing of the Convertible Subordinated Debentures is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Pricing of Second Priority Senior Secured Notes

On August 1, 2003, Dynegy announced that it priced $1.45 billion of Second Priority Senior Secured Notes (the “Notes Offering” and, together with the Debentures Offering, the “Notes Offerings”). The Notes Offering includes $225 million of Second Priority Senior Secured Floating Rate Notes due 2008, $525 million of 9.875% Second Priority Senior Secured Notes due 2010 with a yield to maturity of 10.00% and $700 million of 10.125% Second Priority Senior Secured Notes due 2013 with a yield to maturity of 10.25%, all to be issued by Dynegy Holdings Inc. (“DHI”). The floating rate notes were priced at LIBOR plus 650 basis points and, along with the other series of Second Priority Senior Secured Notes, will be secured on a second priority basis by substantially the same collateral that secures the obligations under DHI’s recently restructured credit facilities, which consists of a substantial portion of the available assets and stock of Dynegy’s direct and indirect subsidiaries, excluding its regulated energy delivery business, Illinois Power. In addition, the Second Priority Senior Secured Notes will be guaranteed by the guarantors that are currently guarantors under DHI’s recently restructured credit facilities. The Notes Offering is conditioned on, among other things, the effectiveness of the previously announced credit facility amendment. The transaction is expected to close on or about August 11, 2003.

A copy of the press release announcing the pricing of the Second Priority Senior Secured Notes is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press release dated July 29, 2003.

99.2	Press release dated August 1, 2003.

99.3	Press release dated August 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

(Registrant)

Dated: August 6, 2003	By:	/S/ J. KEVIN BLODGETT

	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press release dated July 29, 2003.

99.2	Press release dated August 1, 2003.

99.3	Press release dated August 1, 2003.